                                                                     EXHIBIT 4.f

                             Dated 14 September 1998




                                   MASCO GMBH
                                   as Borrower

                                       and


                                MASCO CORPORATION
                                  as Guarantor

                                       and


                         COMMERZBANK AKTIENGESELLSCHAFT
                                   as Arranger

                                       and


                         COMMERZBANK INTERNATIONAL S.A.
                                    as Agent

                                       and

                                     OTHERS
                  ---------------------------------------------


             DM 350,000,000 MULTICURRENCY REVOLVING CREDIT FACILITY

                 ----------------------------------------------


                         HENGELER MUELLER WEITZEL WIRTZ
                                Frankfurt am Main

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                                       -2-


CONTENTS
--------


                                                             Page

SECTION  1 Interpretation                                      3
SECTION  2 The Facility                                        3
SECTION  3 The Lenders                                         3
SECTION  4 Cancellation                                        4
SECTION  5 Fees and Expenses                                   4
SECTION  6 Advance of Funds                                    5
SECTION  7 Currency Option                                     7
SECTION  8 Interest                                            8
SECTION  9 Repayment of Advances                               9
SECTION 10 Prepayment of Advances                              9
SECTION 11 Guarantee                                           9
SECTION 12 Changes of Circumstances                           11
SECTION 13 Payments                                           15
SECTION 14 Late Payment                                       17
SECTION 15 Sharing among Lenders                              17
SECTION 16 Representations and Warranties                     19
SECTION 17 Delivery of Information                            23
SECTION 18 General Covenants                                  26
SECTION 19 Early Termination                                  30
SECTION 20 The Agent and the Arranger                         33
SECTION 21 Evidence and Certificates                          37
SECTION 22 Notices                                            37
SECTION 23 Transfers and Substitution                         38
SECTION 24 Waivers and Amendments                             40
SECTION 25 Miscellaneous                                      41
SECTION 26 Law and Jurisdiction                               42
SECTION 27 Confidentiality                                    42

Annex: Definitions, References and Construction               46



SCHEDULES
---------

Schedule 1:  Lenders and Commitments; Address Details         57
Schedule 2:  Conditions Precedent                             60
Schedule 3:  Form of Substitution Certificate                 61
Schedule 4:  Form of Borrowing Notice                         63
Schedule 5:  Form of Tax Confirmation                         65


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                                  -3-

CREDIT AGREEMENT dated 14 September 1998 between:

(1) MASCO GMBH, as borrower (the "Borrower"),

(2) MASCO CORPORATION, as guarantor (the "Guarantor"),

(3) COMMERZBANK AKTIENGESELLSCHAFT, as arranger (the "Arranger"),

(4) COMMERZBANK INTERNATIONAL S.A., as agent, and

(5) THE FINANCIAL INSTITUTIONS listed in Schedule 1, as lenders.

THE PARTIES agree as follows:

SECTION 1 INTERPRETATION

The defined expressions used in this Agreement are set out in the Annex.

SECTION 2 THE FACILITY

(1) Amount and Nature. The Facility is a five-year DM 350,000,000 multicurrency revolving credit facility.

(2) Purpose. The Borrower agrees to use the proceeds of the Facility to refinance debt of the Borrower outstanding at the date of this Agreement or for general corporate funding purposes, but no Syndicate Party needs to concern itself with the application of amounts taken up by the Borrower under the Facility.

(3) Availability. The Borrower may borrow under the Facility after the Agent has received all the items listed in Schedule 2 in a form satisfactory to the Agent.

(4) Expiry of Availability. The Borrower may not borrow under the Facility after the Commitment Expiry Date.

SECTION 3 THE LENDERS

(1) Rights and Obligations. The rights and obligations of each Lender under this Agreement are separate and independent from the rights and obligations of each other Lender. A Lender may take proceedings against any Obligor on its own without involving any other Lender in those proceedings.

(2) Failure to Perform. If a Lender fails to perform its obligations the Borrower will have rights solely against that Lender. The obligations of any Obligor

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                                    -4-

to the Agent, the Arranger and the other Lenders will not be affected by this failure.

SECTION 4 CANCELLATION

(1) Voluntary Cancellation. The Borrower may cancel the whole or any part of the Available Facility by giving notice in writing to the Agent. This notice will take effect thirty days after it is received by the Agent unless a later date is specified in the notice. In that case the notice will take effect on the specified date. The Borrower may only cancel a part of the Available Facility which is a minimum amount of DM 10,000,000 or any higher integral multiple of DM 5,000,000.

(2) Effect of Cancellation. The Borrower may not borrow any part of the Available Facility which has been cancelled or which is the subject of a notice of voluntary cancellation. The Available Commitments of the Lenders will be reduced by an aggregate amount equal to the reduction of the Available Facility. Each Lender's Available Commitment will be reduced proportionately. No amount of the Available Facility cancelled under this Agreement may subsequently be reinstated. The Available Facility shall be cancelled automatically on the Final Maturity Date.

SECTION 5 FEES AND EXPENSES

(1) Management Fee. The Borrower will pay to the Agent for the account of the Arranger a management fee. The amount of this fee and the timing of payment are described in a letter from the Arranger to the Borrower dated the same date as this Agreement.

(2) Agency Fee. The Borrower agrees to pay to the Agent an agency fee. The amount of this fee and the timing of payment are described in a letter from the Agent to the Borrower dated the same date as this Agreement.

(3) Reimbursement of Initial Expenses. The Borrower agrees to reimburse the Arranger for all reasonable out-of-pocket expenses incurred in connection with the negotiation, preparation and signing (including, but not limited to, legal expenses, travelling expenses and communication charges) of this Agreement and the syndication of the Facility. In addition, the Borrower agrees to bear and pay all expenses related to the publication of any advertisements in connection with the Facility made with the approval of the Borrower.

(4) Commitment Fee. A commitment fee will accrue on the undrawn and uncancelled amount of the Commitment of each Lender. This fee will accrue from the date of this Agreement until the Final Maturity Date. The rate of the fee will be 50 per cent. of the Margin as most recently determined according to the Definition of Margin. The Borrower agrees to pay the fee to the Agent for the benefit of each Lender in arrear at quarterly intervals and on the Final Maturity Date.

(5) Protection of Rights. A Syndicate Party may incur expenses in protecting, preserving or enforcing its rights under this Agreement. The Borrower agrees to reimburse that Syndicate Party for the amount of expenses reasonably incurred.

(6) Documentary Taxes. The Borrower agrees to bear and pay any duty, fee or other similar charge required to be paid on this Agreement, any document referred to in or contemplated by this Agreement or any judgment obtained in connection with this Agreement or payable in order for this Agreement or any of these documents to be valid, binding and enforceable or for any of them to be admitted as evidence in court. Alternatively, a Syndicate Party may make the payment; if it does so, the Borrower agrees to reimburse that Syndicate Party for the amount paid.

SECTION 6 ADVANCE OF FUNDS

(1) Notice to the Agent. When the Borrower wishes to borrow under the Facility, it will deliver a notice to the Agent substantially in the form attached hereto as Schedule 4. The notice shall specify the amount of the Advance, the currency of the Advance, the length of the Term of the Advance and the proposed Advance Date. The Advance Date must be no sooner than three (or, in the case of Optional Currency other than USD, four) Business Days after the date the Agent receives the notice. For this purpose, if the Agent receives the notice on a day which is not a Business Day or after 2.00 p.m. on a Business Day, it will be treated as having received the notice on the following Business Day.

(2) Limitations on Advances.The following limitations apply to Advances:

(a) No Advance may exceed the Available Facility. This limitation will be applied as at the Advance Date. For this purpose:

    (i) any part of the Facility which is subject to a notice of voluntary cancellation will be treated as cancelled;

    (ii) any amount due to be repaid on the Advance Date will be treated as having been repaid; and

    (iii) Advances in Optional Currencies will be taken at their Original DM Amount.

(b) An Advance must be a minimum of DM 10,000,000 or any higher integral multiple of DM 5,000,000 or be the Available Facility (or in each case the equivalent in Optional Currency).

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                                       -6-

(c) If the Advance is not to be in DM, SECTION 7 applies.

(d) The Term of the Advance must be a period of 1, 2, 3 or 6 months (or any longer period agreed by all Lenders).

(e) The Advance Date must be a Business Day on or prior to the Commitment Expiry Date and at least three (or, in the case of Optional Currency other than USD, four) Business Days after the Facility has become available under
    SECTION 2(3).

(f) No more than six Advances may be outstanding at any time.

(g) The Term of the Advance must expire on or before the Final Maturity Date.

(3) Amount of the Lenders' Participation in the Advance. The amount of a Lender's participation in an Advance shall be that proportion of the Advance which its Commitment bears to the Total Commitments on the date of receipt by the Agent of the relevant notice of borrowing. For this purpose any amount due to be repaid on the Advance Date will be treated as having been repaid. The Agent may round participations upwards or downwards to the nearest unit of currency not exceeding each Lender's Commitment.

(4) Notice to the Lenders. The Agent agrees to provide details of the notice of borrowing to each Lender not later than close of business on the third Business Day preceding the Advance Date. These details will also include the amount of each Lender's participation in the Advance, and in case of a borrowing under
SECTION 7, the Exchange Rate and the Original DM Amount.

(5) Conditions to Borrowing. The Lenders will only be obliged to make an Advance to the Borrower if:

(a) the Facility is available in accordance with SECTION 2 and SECTION 4;

(b) a properly completed and signed notice of borrowing has been received by the Agent;

(c) the representations and warranties in SECTION 16(1) and SECTION 16(2) except the representations set forth in SECTION 16(2)(d)(iii), (e), (f) (other than clause (i) thereof), (g) and (j) are true on the date of delivery of the notice of borrowing and on the Advance Date; and

(d) on the date of delivery of the borrowing notice and on the Advance Date, no Termination Event or Potential Termination Event exists.

(6) Obligation to make an Advance. If the requirements of this SECITON 6 are satisfied, each Lender agrees to make the amount of its participation in the Advance available to the Agent for the Borrower on the Advance Date. The Advance will be made available to the Borrower in the case of DM by 11.00 a.m. on the Advance Date, in the case of USD by 11.00 a.m. New York time on the Advance Date and in the case of an Optional Currency other than USD by such other time on the Advance Date as is customary for the relevant Optional Currency.

(7) Consequences of an Advance not being made. If a notice of borrowing is delivered but no Advance is made due to any of the Conditions in SECTION 6(5) not being satisfied, the Borrower agrees to reimburse each Lender for the losses and expenses incurred by such Lender as a result of liquidating or otherwise utilizing amounts taken up by it to fund its participation in the Advance or terminating commitments relating to the funding or hedging open positions resulting from the Advance not being made.

(8) Adjustment of the Term. The Term will end on the last day of a calendar month if it is for a number of complete months and either:

(a) it commenced on the last Business Day of a calendar month; or

(b) it commenced on a day for which there is no corresponding day in the month in which it is due to end.

SECTION 7 CURRENCY OPTION

(1) Request for Optional Currency. If a notice of borrowing specifies a currency other than DM, the Advance requested will be made in the currency specified if all the following are true:

(a) The currency specified is an Optional Currency.

(b) The conditions to borrowing pursuant to SECTION 6 are satisfied.

(c) If the Advance is made the Loan will not be outstanding in more than five different currencies.

(2) Non-availability of Optional Currency. A Lender (an "Affected Lender") may notify the Agent that it is unable to make its participation in an Advance available in the specified Optional Currency for the requested Term. Each of the following applies if this notice is received by the Agent by 9.30 a.m. on the Rate Fixing Day:

(a) The Affected Lender will not be obliged to make its participation in the Advance available in the specified Optional Currency. Instead the Affected Lender agrees to make the participation available in DM.

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                                   -8-

(b) The amount the Affected Lender is required to advance will be the Original DM Amount of the participation it would otherwise have been required to make available in the Optional Currency.

(c) The Agent agrees to notify the Borrower and the other Lenders of the receipt of the notice from the Affected Lender. This notification will be made before 11.00 a.m. on the Rate Fixing Day.

(d) The time at which LIBOR (or, in the case of GBP, PIBOR) is determined will be postponed to 1 p.m. London (or, in the case of PIBOR, Paris) time on the Rate Fixing Day.

(3) Impracticality of Drawing in Optional Currency. An Advance which was to have been made in an Optional Currency will not be required to be made if all the following are true:

(a) An event described in SECTION 7(4) occurs.

(b) The Agent notifies the Borrower of this event and states that as a result the Advance cannot be made in the Optional Currency.

(c) The notice from the Agent is received by the Borrower by 9.00 a.m. on the Advance Date.

The Agent agrees to deliver a notice under this sub-paragraph if it is instructed by an Instructing Group to do so.

(4) Events Making Drawing in Optional Currency Impractical. An event referred to in SECTION 7(3) occurs if both:

(a) there is a change in national or international financial, political or economic conditions or in currency exchange rates or exchange controls; and

(b) this change would mean that the Advance cannot reasonably be denominated in the Optional Currency in question.

(5) DM-Advance in the Event of Impracticality. If an event referred to in
SECTION 7(3) has occurred the Advance will, if so elected in the notice of borrowing, be made in the Original DM Amount of the Optional Currency, provided that

(a) the Rate Fixing Day of the Advance will be postponed to the day on which the Agent has given notice pursuant to SECTION 7(3)(b); and

(b) the Advance Date will be the second Business Day following the Rate Fixing Day.

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                                       -9-


SECTION 8 INTEREST

(1) Accrual of Interest. Interest will accrue on each Advance during its Term.

(2) Rate of Interest. The rate of interest applicable during the Term of an Advance will be a rate per annum equal to LIBOR (or, in the case of GBP, PIBOR) for the currency of that Advance for that Term plus the Margin. The rate of interest will be fixed on the Rate Fixing Day.

(3) Accrual and Payments. Interest on each Advance shall:

(a) accrue from day to day and be calculated for the actual number of days elapsed and on the basis of a year of 360 days (or 365 days if this is market practice for the relevant Optional Currency) and

(b) be payable in arrear on the last day of the Term, and in the case of a Term in excess of six months, also on the day falling six months after the Advance was made, and thereafter at six months' intervals.

SECTION 9 REPAYMENT OF ADVANCES

The Borrower agrees to repay each Advance made to the Borrower on the last day of its Term together with interest and all other amounts due in respect of such Advance. Amounts repaid may be redrawn.

SECTION 10 PREPAYMENT OF ADVANCES

The Borrower may repay an Advance early. In this case the Borrower shall reimburse each Lender for the costs and expenses incurred as a result of the prepayment. These costs and expenses will be calculated in accordance with
SECTION 12(5).

SECTION 11 GUARANTEE

(1) Guarantee. The Guarantor unconditionally and irrevocably guarantees to each Syndicate Party the performance of any and all obligations of the Borrower under this Agreement and the payment of each amount expressed herein to be payable by the Borrower as and when such amount becomes due and in the same currency as the amount due. Payment shall be made forthwith upon the written demand of the Agent or any Lender through the Agent.

(2) Nature of Guarantee Obligation. This Guarantee constitutes a "Garantie" and not a "Burgschaft". Accordingly the obligations of the Guarantor under this Guarantee (i) are separate and independent from the obligations of the Borrower under this Agreement, (ii) exist irrespective of the legality, validity, binding effect or enforceability of the obligations of the Borrower under this Agreement, and (iii) are not affected by any event, condition or circumstance of whatever nature, whether factual or legal, save the full, definitive and irrevocable satisfaction of any and all payment obligations expressed herein to be payable by the Borrower.

(3) Preservation of Rights. Any obligations of the Guarantor under this Guarantee will not be affected by:

(a) Any change, waiver or release of the Borrower's obligations.

(b) Any concession or time being given to the Borrower.

(c) The winding-up or re-organisation of the Borrower.

(d) Any change in the condition, nature or status of the Borrower.

(e) Any of the above events occurring in relation to another guarantor or provider of security of its obligations.

(f) Any failure of any Syndicate Party to take, retain or enforce any other guarantee or security.

(g) Any circumstances affecting or preventing recovery of amounts due by the Borrower.

(h) Any other matter which might discharge the Guarantor (other than full and unconditional payment under the Guarantee).

(4) Covenants of the Guarantor. The Guarantor agrees as follows:

(a) Security. The Guarantor will not have the benefit of any Security provided by the Borrower in respect of this Guarantee.

(b) Exercise of Rights. The Guarantor will not:

    (i) take the benefit of any rights against the Borrower or any other person in respect of amounts paid under this Guarantee; or

    (ii) claim or exercise against the Borrower any right to any payment (whether or not in connection with this Agreement).

(c) Competing Claim. An Instructing Group may request the Guarantor to submit a claim in insolvency proceedings for amounts due to it by the Borrower or any other guarantor. The Guarantor agrees to submit such claim promptly in accordance with this request. The Guarantor hereby assigns to the Agent (for the benefit of the Syndicate Parties) for security purposes all its rights in respect of that claim.

      The obligations in this SECTION 11(4) will cease to have effect when the Facility has ceased to be available and there are no amounts outstanding under the Facility. Paragraph (b) only applies for so long as there is a current Termination Event.

(5) Discharge Conditional. Any settlement with, or discharge of, the Guarantor will be subject to the condition that the settlement or discharge will be set aside if any prior payment, or any other guarantee or security relating to any amount due under this Agreement, is set aside, invalidated or reduced. In this event the Guarantor agrees to reimburse each Syndicate Party for the value of the payment, guarantee or security which is set aside, invalidated or reduced.

(6) Additional Security. This Guarantee is in addition to and is not in any way prejudiced by any other security now or hereafter held by any Syndicate Party.

SECTION  12 CHANGES OF CIRCUMSTANCES

(1)   Illegality.

(a) Notice of Illegality. Each Lender may notify the Borrower if it determines that it is or will be acting illegally (rechtswidrig) in relation to the Facility. The illegality may relate to the performance of the Lender's obligations, the maintenance of the Facility or the Lender's funding arrangements.

(b) Cancellation and Prepayment. If a Lender delivers a notice of illegality any outstanding Commitment of that Lender will be cancelled on the date of that notice. The Borrower agrees to prepay the participation of that Lender in the Loan on the last day of the Term during which the notice is received, unless the Lender certifies that, because of a legal requirement (law, regulation or any action by a court or administrative authority) applicable to the Lender, it must be repaid earlier. In this event the Borrower agrees to prepay the participation on the date specified by the Lender. SECTION 12(5) applies to any cancellation or prepayment under this paragraph.

(2)   Increased Costs.

(a) Notice of Increased Costs. A Lender may give notice of increased costs to the Borrower if:

(i)   either:

      (aa) there is a change in a legal or other requirement applicable to the Lender (or its holding company) (including any change relating to taxation or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control) or a change in its interpretation or application; or

      (bb) the Lender (or its holding company) complies with a direction or request (whether or not having the force of law) of any central bank or other fiscal, monetary or other authority; and

(ii)  as a result, any of the following occurs:

      (aa) the Lender (or its holding company) incurs an expense;

      (bb) the Lender's (or its holding company's) effective return from the Facility or on its overall capital is reduced;

      (cc) any amount payable to the Lender (or its holding company) is reduced; or

      (dd) the Lender (or its holding company) does not recover an amount which would otherwise have been paid to it.

      No account will be taken of tax on the overall net income of a Lender in the country in which it has its principal office or the office through which it is acting for the purposes of this Agreement; and the losses,
(iii) reductions and expenses arising as a result are wholly or partly attributable to the Facility or the arrangements made by a Lender in connection with the Facility.

(b) Payment of Additional Amounts. The Borrower agrees to reimburse each Lender for the losses, reductions and expenses described in paragraph
      (a)(ii) which are attributable to the Facility (as certified by the Lender, which certification shall include a calculation of the amount to be reimbursed). No reimbursement will be made for losses, reductions or expenses attributable to the period which is more than 30 days prior to the receipt of the notice described in paragraph (a).

(c) Prepayment. If a Lender delivers a notice of increased costs the Borrower may, on giving not less than 5 Business Days prior notice to that Lender, prepay the participation of that Lender in the Loan, together with compensation for such increased costs on the last day of the Term during which the notice is received and all other amounts then due to such Lender under the Facility, and any outstanding Commitment of the Lender will be cancelled on the date of that notice.

(3)   Market Disruption.

(a) Notice of Market Disruption. The Agent agrees to give notice of market disruption if:

(i) the Agent determines, upon consultation with the Reference Banks, that there are no reasonable means to ascertain LIBOR (or, in the case of GPB, PIBOR) because of circumstances affecting the London or, as the case may be, Paris, Interbank Market generally;

(ii) Lenders with Commitments exceeding in aggregate 35% of the Total Commitments, or with participations exceeding in aggregate 35% of the Loan, notify the Agent that they determine that LIBOR (or, in the case of GBP, PIBOR) would not reflect fairly the cost to them of funding an amount outstanding under this Agreement;

(iii) LIBOR (or, in the case of GBP, PIBOR) cannot be determined because less than two Reference Banks provide quotations; or

(iv) Lenders with Commitments exceeding in aggregate 35% of the Total Commitments, or with participations exceeding in aggregate 35% of the Loan, notify the Agent that funds necessary to fund their participation in the Loan are not readily available in the London or, as the case may be, Paris, Interbank Market.

(b) Alternative Interest Rate Arrangements. If the Agent gives a notice of market disruption, the following applies:

(i)   The Advance will be made and shall have a term of one month.

(ii) The means of determining the rates of interest applicable under this Agreement will be suspended. Instead the Borrower agrees to pay interest to the Lenders in the manner requested by the Agent. A request by the Agent must specify the rate of interest to apply for a period of one month. This rate will be the rate determined by the Agent to reflect the cost to each Lender of funding for the period plus the applicable Margin. In order to assist the Agent in this determination each Lender agrees to provide to the Agent any information which the Agent may reasonably request. If this information is received by the Agent within any time period specified by the Agent it will be taken into account by the Agent in making its determination.

(iii) The Borrower and the Agent will negotiate the terms of an alternative arrangement for determining a rate of interest. The negotiations will be carried on in good faith. Neither party is bound to continue the negotiations after the date 30 days after the Borrower receives the Agent's notice. If agreement is reached and if it is approved by an Instructing Group, the rate of interest will be determined in accordance with such agreement. Sub-paragraph (ii) will not apply to the extent that it is expressly excluded by such agreement.

(iv) If the circumstances described in paragraph (a) cease to apply, the Agent will notify the Borrower and the Lenders. The Borrower agrees to pay interest to the Lenders in the manner described in sub-paragraph (ii) or
      (iii) for the remainder of the period for which an alternative interest rate arrangement has been made in respect of each affected Advance unless a different arrangement is agreed by the Agent and the Borrower and approved by an Instructing Group. In this case the Borrower agrees to pay interest to the Lenders in the manner agreed.

(4)   Withholdings.

(a) Notice of Withholding. The Borrower agrees to give notice of withholding or deduction on account of any taxes, duties or charges ("taxes") to the Agent if it is required by law to make a payment under this Agreement net of a withholding or deduction on account of taxes.

(b) Grossing Up. If the Borrower is so required, the Borrower agrees to increase the amount of any payment which is subject to a withholding or deduction on account of taxes. As a result of this increase the person entitled to the payment will be entitled to receive the same amount it would have received if there had been no withholding or deduction on account of taxes.

(c) Payment of Tax. The Borrower will pay to the appropriate authority all amounts withheld or deducted. If a receipt or other evidence of payment can be issued, the Borrower agrees to deliver this to the Agent as soon as practicable.

(d) Refund of Tax Credits. If the Borrower makes a payment under this SECTION 12(4) (a "Tax Payment"), the relevant Lender agrees to notify the Borrower if it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "Tax Credit") which that Lender is able to identify as directly attributable to that Tax Payment. To the extent that it can in its opinion do so without prejudicing its ability to retain such Tax Credit, the Lender shall reimburse the Borrower such amount as that Lender shall have determined to be the proportion of that Tax Credit as will leave the Lender (after that reimbursement) in no better or worse position in respect of its worldwide tax liabilities than it would have been in had no Tax Payment been required. Nothing in this paragraph affects the right of any Syndicate Party to arrange its tax affairs as it thinks fit or gives the Borrower or the Guarantor the right to inquire into those tax affairs.

(e) SECTION 12(4) applies, mutatis mutandis, to payments to be made by the Guarantor in respect of the Guarantee.

(5) Prepayment. If the Borrower is obliged to prepay the Loan or any part of it under this SECTION 12 or SECTION 19(2), the Borrower agrees to pay on the date on which payment is due interest accrued on the Loan (or the amount to be repaid) up to that date. If the date on which repayment is due is not the last day of a Term, the Borrower will reimburse each affected Lender for the losses and expenses which that Lender has incurred, or will incur, in liquidating or otherwise utilizing amounts taken up by the Lender to fund the Loan or in hedging open positions resulting from the payment (excluding loss of margin for the period after any such repayment).

SECTION 13 PAYMENTS

(1) Method, Timing and Currency of Payments. All payments under the Facility must be made in immediately available and freely transferable funds. Each payment must be received by 10 a.m. (time at the place of payment) on the due date.

(2) Currency of Payment. Each Advance is to be repaid in the currency in which it is denominated. Interest on an Advance is to be paid in the same currency as the Advance. Payments under SECTION 5(1) to (4) are to be made in DM; losses and expenses are to be compensated in the currency in which such losses and expenses were incurred.

(3) Payments through the Agent

(a) Normal Arrangements. All payments under this Agreement will be made through the Agent. Each payment, if in Deutsche Mark, will be made to the account of the Agent, as notified by the Agent to the Borrower, if in other currency to such account as the Agent may designate. The Agent will pay on to the Lenders an amount received as soon as the Agent has ascertained that it has been received.

(b) Alternative Arrangements. If the Agent determines that it is, or will be, illegal or impossible for it to pay on to a Lender in accordance with paragraph (a), it agrees to notify the Borrower and that Lender. In this case the Borrower and that Lender may agree on alternative arrangements for payments to be made to that Lender. Paragraph (a) will not apply to the extent excluded by those alternative arrangements. The Lender agrees to provide notice of the arrangements to the Agent and will notify the Agent of payments in accordance with SECTION 15(1).

(4) Payments to the Borrower. Each payment by the Agent to the Borrower will be made to the account of the Borrower specified by it in the request for borrowing.

(5) Payments to Lenders. Each payment by the Agent to a Lender will be made to the account of that Lender notified to the Agent for this purpose.

(6) Change of Account. The Borrower or a Lender may change its receiving account by not less than five Business Days' notice to the Agent. The Agent may change its receiving account by not less than five Business Days' notice to each Obligor and the Lenders.

(7) Refunding of Payments by the Agent. If the Agent makes a payment out in the mistaken belief that it has received or will receive an incoming payment on a particular day, the person which received the payment from the Agent agrees to return it. It will also reimburse the Agent for all losses and expenses incurred by the Agent as a result of the payment. This SECTION 13(7) does not affect the rights of the person which received the payment against the person which failed to make the payment to the Agent.

(8) Non-Business Days. If a payment would be due on a non-Business Day the payment obligation will be deferred until the next Business Day.
Interest will be adjusted accordingly.

(9) Payment in Full. All payments by any Obligor will be made in full and without set-off, counterclaim, or retention. No payment by any Obligor will be made net of a withholding or deduction, unless this is required by law. In this event SECTION 12(4) applies.

(10)Set-off. After a Termination Event or Potential Termination Event has occurred, any Syndicate Party may set off any obligation which it owes to any Obligor against any obligation which that Obligor owes to that Syndicate Party under this Agreement. The obligation of the Syndicate Party may be in a different currency, arise on a separate transaction, provide for a different place of payment, or involve another branch. If its obligation is in a different currency, the Syndicate Party may convert the amount owed into the same currency as the obligation of that Obligor using the then current exchange rate. If a Lender sets off an obligation, that Lender agrees to notify the Agent thereof. The notice will provide details of the amount set off.

(11) Application of Partial Payments. If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Agent shall apply that payment towards the obligations of the Borrower under this Agreement in the following order:

(a) first, in or towards payment pro rata of any unpaid costs or expenses due to the Agent in its capacity as such under or in connection with this Agreement;

(b) secondly, in or towards payment pro rata of any agency fee due but unpaid under SECTION 5;

(c) thirdly, in or towards payment pro rata of any other accrued fees due but unpaid under SECTION 5;

(d) fourthly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

(e) fifthly, in or towards payment pro rata of any principal due but unpaid under this Agreement;

(f) sixthly, in or towards payment pro rata of any other sums due but unpaid under this Agreement.

The Agent will vary the order set out in paragraphs (d) to (f) inclusive above if requested by all the Lenders. The provisions of this SECTION 13(11) will override any appropriation made by the Borrower.

(12)Currency Indemnity. Where a payment due by any Obligor under or in connection with this Agreement is made in a currency other than the currency owed, to the extent that the amount received, when converted into the currency owed, is less than the amount due that Obligor agrees to reimburse the person entitled to the payment for the difference. For the purposes of the computation of this amount that person will apply to the amount received a rate of exchange prevailing on an established currency market on the date of receipt. If, however, that person is unable to use the amount received to buy the currency owed on the date of receipt, the rate of exchange prevailing on the first date on which that person could buy the currency owed will be used instead. The obli-gation in this SECTION 13(12) is a separate and independent obligation.

SECTION 14 LATE PAYMENT

(1) Default Interest. If any Obligor fails to make a payment other than interest on its due date, that Obligor agrees to pay interest on the amount unpaid from its due date for payment. This interest will be computed by reference to successive periods not exceeding six months selected by the Agent. The first of these periods will start on the due date for payment of the unpaid amount. The rate of interest applicable during each of these periods will be a rate per annum equal to 1% plus LIBOR (or, in the case of GBP, PIBOR) for that period plus the applicable Margin. This interest will be paid in arrear on the last day of each of these periods and on the date of payment of the unpaid amount.

(2) Indemnity. If the Borrower fails to make a payment other than interest on the due date the Borrower agrees to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The computation of these losses and expenses will take into account any amount received under SECTION 14(1).

(3) Late Interest Payment. If the Borrower fails to pay an amount of interest on the due date the Borrower agrees to pay to the Agent by way of indemnification and in addition to such amount, a lump sum computed on that amount due from the due date up to the date of payment by reference to the sum of (i) 1.6 per cent. per annum and (ii) LIBOR (or, in the case of GBP, PIBOR) for the period selected by the Agent if SECTION 14(1) were to apply.

SECTION 15 SHARING AMONG LENDERS

(1) Notice. If an amount due to a Lender (the "Recipient") under this Agreement is discharged other than by payment through the Agent the Lender agrees to notify the Agent. This may occur because of the exercise of a right of set-off, by virtue of a combination of accounts, because of a voluntary or involuntary payment by the Borrower direct to the Lender or otherwise. The notification will provide details of the amount discharged and will be delivered no later than ten Business Days after the discharge.

(2) Determination by the Agent. Where a Lender has issued a notice under SECTION 15(1) the Agent will determine what payments, if any, are due under SECTION 15(4). This determination will be made on the basis of the information contained in all the notices delivered to the Agent under SECTION 15(1). The determination will be notified to the Borrower and the Lenders.

(3) Litigation. In determining the amount due under SECTION 15(4) no account will be taken of an amount due to a Lender which has declined to participate in legal proceedings which resulted in the payment described in SECTION 15(1). This only applies if that Lender could have joined in the proceedings or could have instituted its own proceedings, but failed to do so.

(4) Payment to the Agent. The Recipient agrees to pay to the Agent an amount equal to the amount discharged, less the amount which would have been received by the Recipient if the discharge had been made by payment to the Agent. This amount will be paid no later than five Business Days after receipt of a notice from the Agent under SECTION 15(2).

(5) Obligations of the Borrower. Any amount due to the Recipient which would otherwise have been discharged as described in SECTION 15(1) will be treated as not having been discharged to the extent of an amount which is or will be payable under SECTION 15(4) as a result. Accordingly the Borrower agrees to pay this amount to the Recipient as if it had not been discharged. This payment is required to be made by the Borrower whether or not the Agent has issued a determination under SECTION 15(2).

(6) Distribution. The Agent agrees to distribute to the Lenders (other than the Recipient) the amount received by it under SECTION 15(4) as if that amount had been received from the Borrower in discharge of amounts due under the Agreement.

(7) Recovery. If an amount discharged as described in SECTION 15(1) is recovered by the Borrower or is required to be repaid to the Borrower by the Recipient, each Lender which received the benefit of a payment made under SECTION 15(6) from the Agent agrees to repay to the Recipient the amount it received. Each of these Lenders will also reimburse the Recipient for any interest or other losses or expenses which the Recipient has incurred in connection with the discharged amount or its recovery or repayment. The rights and obligations of the parties shall be restored to the position before any payment became due under SECTION 15(4).

SECTION 16 REPRESENTATIONS AND WARRANTIES

(1)   By the Borrower. The Borrower represents and warrants that:

(a) Corporate Existence and Power. The Borrower is a corporation duly incorporated and validly existing, and the Borrower and its Subsidiaries have the power and all material governmental licenses, authorizations, consents and approvals required to own their assets and conduct their businesses, considered as a whole, substantially as now being conducted.

(b) Binding Obligations. This Agreement has been duly authorized, signed and delivered by the Borrower and the obligations of the Borrower under this Agreement are valid and binding obligations of the Borrower in accordance with their terms.

(c) Legality and Contraventions. Its signing and delivery of this Agreement and its exercise of rights and performance of obligations under this
      Agreement:

(i) do not require any approval, filing, registration or exemption (except for filings under the Securities Exchange Act of 1934);

(ii) do not contravene any provision of its Articles of Association or any law, regulation or order;

(iii) are not prohibited by, and do not constitute a default under, and do not result in an obligation to create Security under, any document or arrangement to which it is a party.

(d) No Termination Event. No Termination Event or Potential Termination Event has occurred and is continuing and none will occur as a result of the exercise of the Borrower's rights or the performance of its obligations under this Agreement.

(e) Accuracy of Information. All information supplied, and to be supplied, on behalf of the Borrower to any Syndicate Party is, and will be, accurate and not misleading in any material respect.

(f) No Breach. Neither the Borrower nor any of its Subsidiaries is in breach of any agreement to which it is a party or which is binding on it or any of its assets which breach has a material adverse effect on the ability of the Borrower to perform any of its obligations under this Agreement.

(g) Financial Statements. Its audited financial statements for the year ended November 30, 1997 and the partial year (Rumpfgeschaftsjahr) ended December 31, 1997 give a true and fair view of the results of its operations and financial position as of the date or period to which they relate. They were prepared in accordance with German law and generally accepted accounting principles consistently applied except to the extent otherwise described in the accompanying notes.

(2) By the Guarantor. The Guarantor represents and warrants that:

(a) Corporate Existence and Power. The Guarantor and its United States Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their respective states of incorporation, and have all corporate powers and all material governmental licences, authorizations, consents and approvals required to carry on their businesses, considered as a whole, substantially as now conducted.

(b) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Agreement are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Guarantor or of any agreement, judgement, injunction, order, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any Lien on any asset of the Guarantor or any of its Subsidiaries.

(c) Binding Effect. This Agreement constitutes a valid and binding agreement of the Guarantor.

(d) Financial statements.

(i) The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of December 31, 1997 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Coopers & Lybrand L.L.P. and set forth in the Guarantor's

      1997 Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and the consolidated results of their operations and their cash flows for such fiscal year.

(ii) The unaudited condensed consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of March 31, 1998 and the re lated unaudited condensed statements of consolidated income and consolidated cash flows for the three months then ended, set forth in the Guarantor's quarterly report for the Fiscal Quarter ended March 31, 1998 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, on a basis consistent with the financial statements referred to in sub-paragraph
      (2)(d)(i) of this Clause, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-months period (subject to normal year-end adjustments).

(iii) There has been no material adverse change since December 31, 1997 in the business or financial position of the Guarantor and its Consolidated Subsidiaries, considered as a whole, as reflected in the financial statements referred to in sub-paragraph (2)(d)(i) of this Clause.

(e) Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in the reasonable opinion of the Guarantor, is likely to have a material adverse effect on the business or financial position of the Guarantor and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement.

(f) Compliance with ERISA. Each member of the ERISA Group (i) has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and (ii) is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (x) sought a waiver of the minimum funding standard under
      Section 412 of the Internal Revenue Code in respect of any Plan, (y) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, in each case securing an amount greater than US $ 10,000,000 or (z) incurred any liability under Title IV of ERISA other than a liability to the

    PBGC for premiums under Section 4007 of ERISA which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Guarantor and its Consolidated Subsidiaries.

(g) Environmental Matters. In the ordinary course of its business, the Guarantor conducts appropriate reviews of the effect of Environmental Laws on the business, operations and properties of the Guarantor and its Subsidiaries, in the course of which it identifies and evaluates pertinent liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned or for the lawful operation of its current facilities, required constraints or changes in operating activities, and evaluation of liabilities to third parties, including employees, together with pertinent costs and expenses). On the basis of this review, the Guarantor has reasonably concluded that Environmental Laws are not likely to have a material adverse effect on the business, financial position or results of operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole.

(h) Taxes. United States Federal income tax returns of the Guarantor and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1993. The Guarantor and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by the Guarantor or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which, in the opinion of the Guarantor, adequate reserves have been provided. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes or related governmental charges are in the opinion of the Guarantor adequate.

(i) Not an Investment Company. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended,

(j) Compliance with Laws. The Guarantor complies, and has caused each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (ii) no officer of the Guarantor is aware that the Guarantor or the relevant Subsidiary has failed to comply therewith or (iii) the Guarantor has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations of the Guarantor and its Consolidated Subsidiaries, taken as a whole.

(3) Repetition. The representations in SECTION 16(1 and SECTION 16(2)(except the representations set forth in SECTION 16(2)(d)(iii), (e), (f) (other than clause (i) thereof), (g) and (j)) will be deemed repeated by the Borrower and the Guarantor, respectively, at the time of delivery of a notice of borrowing and on the first day of each Term. This repetition will be by reference to the facts on that day. If on that day audited accounts for a period subsequent to December 31, 1997 have been finalised SECTION 16(1)(g) and SECTION 16(2)(d)(i) will be treated as referring to the audited profit and loss accounts and audited balance sheets contained in the then latest audited financial statements of the Borrower or the Guarantor, respectively. If on that day unaudited, condensed quarterly accounts of the Guarantor for a period subsequent to March 31, 1998 have been finalised, SECTION 16(2)(d)(ii) will be treated as referring to the then latest quarterly accounts of the Guarantor.

(4) Survival of representations. Each of the representations made under this Agreement shall survive the making of the Advances.

SECTION 17 DELIVERY OF INFORMATION

(1) By the Borrower.

(a) Periodic Reports. The Borrower agrees to deliver each of the following to the Agent as soon as they become available and, in any event, by the latest date indicated:

Document/Information                  Latest date
--------------------                  -----------

Consolidated audited annual       90 days after the end of the
financial statements of the       Borrower's financial year
Borrower

Half-year consolidated            60 days after the end of the
financial statements of the       first half of the Borrower's
Borrower                          financial year (except for
                                  the first half of 1998 for which the
                                  consolidated financial statements shall be delivered within 90 days after the end of such half year)


(b) Other information. The Borrower agrees to deliver to the Agent such additional information regarding the financial position or business of the Borrower as the Agent may reasonably request from time to time.

(c) Termination Events. The Borrower agrees to deliver to the Agent within 15 days after any officer of the Borrower becomes aware of the existence of any Termination Event or Potential Termination Event (unless such Termination Event or Potential Termination Event shall have been cured before the end of such 15 day period) a certificate signed by the chief financial officer or the chief accounting officer of the Borrower setting forth the details of such Termination Event or Potential Termination Event and the action which the Borrower is taking or proposes to take with respect thereto;

(2) By the Guarantor.

(a) Reports, Documents and Certificates. The Guarantor agrees to deliver to the Agent:

    (i) as soon as available and in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all reported on by Coopers & Lybrand L.L.P. or other independent public accountants of nationally recognized standing, whose report shall be without material qualification;

    (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year, a condensed consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter, the related condensed consolidated statement of income for such quarter and the related condensed consolidated statements of income and cash flows for the portion of such fiscal year ended at the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified, to the best of its knowledge (subject to normal year-end adjustments), as to fairness of presentation, and consistency with generally accepted accounting principles (except for changes concurred in by the Guarantor's independent public accountants) by the chief financial officer or the chief accounting officer of the Guarantor.

    (iii) simultaneously with the delivery of each set of financial statements referred to in sub-paragraphs (i) and (ii), a certificate of the chief financial officer or the chief accounting officer of the Guarantor (x) setting forth in reasonable detail the calculations required to establish whether the Guarantor was in compliance with the re-quirements of SECTION 18(2)(a) to (c), inclusive, on the date of such financial statements, (y) stating, to the best of its knowledge, whether any Termination Event or Potential Termination Event exists on the date of such certificate and (z) if any Termination Event or Potential Termination Event then exists, setting forth the details thereof and the action which the Guarantor is taking or proposes to take with respect thereto;

    (iv) within 15 days after any officer of the Guarantor becomes aware of the existence of any Termination Event or Potential Termination Event (unless such Termination Event or Potential Termination Event shall have been cured before the end of such 15 day period) a certificate of the chief financial officer or the chief accounting officer of the Guarantor setting forth the details of such Termination Event or Potential Termination Event and the action which the Guarantor is taking or proposes to take with respect thereto;

    (v) promptly upon the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

    (vi) promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K and similar regular and periodic reports which the Guarantor shall have filed with the Securities and Exchange Commission;

    (vii) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC, (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any

          Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Guarantor setting forth details as to such occurrence and action, if any, which the Guarantor or applicable member of the ERISA Group is required or proposes to take; provided that no such certificate shall be required unless the aggregate unpaid actual or potential liability of members of the ERISA Group involved in all events referred to in (i) through (vii) above of which officers of the Guarantor have obtained knowledge and have not previously reported under this sub-paragraph (vii) exceeds US $ 25,000,000;

    (viii)immediately after any officer of the Guarantor obtains knowledge of a change or a proposed change in the rating of the Guarantor's outstanding senior unsecured long-term debt securities by Moody's Investor Service, Inc. or Standard & Poor's Rating Group, a certificate of the chief financial officer or chief accounting officer of the Guarantor setting forth the details thereof; and

(b) Other Information. The Guarantor agrees to deliver to the Agent from time to time such additional information regarding the financial position or business of the Guarantor as the Agent may reasonably request.

SECTION 18 GENERAL COVENANTS

(1) By the Borrower. The Borrower agrees as follows:

(a) Disposal of Assets. The Borrower and its Subsidiaries, considered as a whole, will not, without the prior approval of an Instructing Group, dispose of the whole or the substantial part of their assets. This does not apply to disposals on commercial terms for full market value and on an arms-length basis.

(b) Maintenance of Representations. It will take all steps necessary to ensure that the representations and warranties in Section 16(1) remain true and correct.

(c) Insurance. The Borrower and its Subsidiaries, considered as a whole, will maintain insurances on and in relation to their businesses, assets and operations with reputable insurance companies which are, in the reasonable opinion of the Borrower, appropriate to insure the Borrower and its Subsidiaries against risks involved in carrying on their businesses, including, in particular, product liability and environmental liability.

(2) By the Guarantor. The Guarantor agrees as follows:

(a) Minimum Consolidated Net Worth. At no time will Consolidated Net Worth be less than Minimum Consolidated Net Worth. "Minimum Consolidated Net Worth" means US $ 1,700,000,000; provided that such amount shall be adjusted at the end of each Fiscal Quarter ending after March 31, 1998 as follows:

    (i) increased by 50% of Consolidated Net Income for such Fiscal Quarter; provided that, if Consolidated Net Income for such Fiscal Quarter is a negative number (a "Consolidated Net Loss"), an amount up to 50% of such Consolidated Net Loss shall be applied first to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Net Worth made pursuant to this sub-paragraph (i) during the same fiscal year and second to reduce (but not below zero) any future increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this sub-paragraph (i) during the same fiscal year; and

    (ii) increased by an amount equal to 50% of all increases in Consolidated Net Worth during such Fiscal Quarter attributable to sales or issuances of the Guarantor's Equity Securities; provided that an amount up to 50% of all decreases in Consolidated Net Worth during such Fiscal Quarter attributable to purchases or other retirements of the Guarantor's Equity Securities shall be applied first to offset any increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this sub-paragraph (ii) at the end of such Fiscal Quarter, second to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Net Worth made pursuant to this sub-paragraph (ii) and third to reduce (but not below zero) any future increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this sub-paragraph
          (ii).

(b) Limitations on Debt.

    (i) It will not at any time, and will not suffer or permit any Consolidated Subsidiary at any time to, create, incur, issue, guarantee or assume any Debt if, immediately after giving effect thereto, the ratio of (y) Consolidated Debt to (z) the sum of Consolidated Debt and Consolidated Adjusted Net Worth would exceed 53%.

    (ii) It will not at any time suffer or permit any Consolidated Subsidiary to create, incur, issue, guarantee or assume any Debt if, immediately after giving effect thereto, the aggregate outstanding amount (determined at that time) of Debt of all Consolidated Subsidiaries

          (other than Debt owed to the Borrower or one or more other Consolidated Subsidiaries) would exceed 30% of Consolidated Net Worth.

    (iii) Sub-paragraphs (i) and (ii) shall not prevent (i) the Guarantor from creating, incurring, issuing, guaranteeing or assuming Debt for the purpose of extending, renewing or Refunding (as such term is defined in this subsection) an equal or greater principal amount of Debt then outstanding of the Guarantor or of Debt then outstanding of a Consolidated Subsidiary or (ii) a Consolidated Subsidiary from creating, incurring, issuing, guaranteeing or assuming Debt for the purpose of extending, renewing or Refunding an equal or greater principal amount of Debt then outstanding of such Consolidated Subsidiary, or (iii) the creation, incurrence, issuance, guarantee or assumption of Debt owed to or owned by the Guarantor or a Consolidated Subsidiary. For purposes of this sub-paragraph (iii), Debt is deemed to be for the purpose of "Refunding" other Debt if and to the extent that (x) no later than 5 Domestic Business Days after the refunding Debt is incurred, the Guarantor delivers to the Agent written notice stating that the purpose of such Debt is to refund outstanding Debt and specifying the Debt to be refunded, (y) the proceeds of such refunding Debt are held in the form of cash or High Quality Investments (free of any Lien except a Lien securing the specified Debt to be refunded) until such specified Debt is repaid and (z) such specified Debt to be refunded is repaid within 45 days after the refunding Debt is incurred.

    (iv) For purposes of the limitations provided in, and computations under, this SECTION 18(2)(b), (x) when a corporation becomes a Consolidated Subsidiary it shall be deemed to create at such time all the Debt it has outstanding immediately after such time (provided that, if after giving effect to this clause (x), the aggregate outstanding amount of Debt of all Consolidated Subsidiaries (other than Debt owed to the Guarantor or one or more other Consolidated Subsidiaries) would be greater than 30% but less than 60% of Consolidated Net Worth, this clause (x) shall not apply at the time such corporation becomes a Consolidated Subsidiary, but such corporation shall be deemed to create on the 15th day after it becomes a Consolidated Subsidiary all the Debt it has outstanding on such 15th day), (y) the disposition (other than to a Consolidated Subsidiary or the Guarantor) by the Guarantor or a Subsidiary of capital stock of any Consolidated Subsidiary which holds Debt of the Guarantor or any other Consolidated Subsidiary so that the Consolidated Subsidiary ceases to be a Consolidated Subsidiary after such disposition) shall be deemed the creation of such Debt, and (z) the disposition (other than to a

           Consolidated Subsidiary or the Guarantor) of Debt of the Guarantor or any Consolidated Subsidiary by any Consolidated Subsidiary or the Guarantor shall be deemed the creation of such Debt.

(c) Negative Pledge. Neither the Guarantor nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

    (i) Liens existing on March 31, 1998 securing Debt outstanding on March 31, 1998 in an aggregate principal amount not exceeding
           US $30,000,000;

    (ii) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

    (iii) any Lien on any asset securing Debt incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset (or acquiring a corporation or other entity which owned such asset); provided that such Lien attaches to such asset concurrently with or within 90 days after such acquisition;

    (iv) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Guarantor or a Consolidated Subsidiary and not created in contemplation of such event;

    (v) any Lien existing on any asset prior to the acquisition thereof by the Guarantor or a Consolidated Subsidiary and not created in contemplation of such acquisition;

    (vi) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

    (vii) any Lien in favour of the holder of Debt (or any person or entity acting for or on behalf of such holder) arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

    (viii) Liens incidental to the normal conduct of its business or the ownership of its assets which (x) do not secure Debt, (y) do not secure any obligation in an amount exceeding US $ 100,000,000 and (z) do not in the aggregate materially detract from the value of the assets of the Guarantor and its Consolidated Subsidiaries taken as a whole or in the aggregate materially impair the use thereof in the operation of the business of the Guarantor and its Consolidated Subsidiaries taken as a whole; and

    (ix) Liens securing Debt which are not otherwise permitted by the foregoing clauses of this subparagraph (c); provided that (y) the aggregate outstanding principal amount of Debt secured by all such Liens on current assets shall not at any time exceed 20% of Consolidated Current Assets and (z) the aggregate outstanding principal amount of Debt secured by all such Liens (including Liens referred to in clause
          (y) of this proviso) shall not at any time exceed the sum of (A) 20% of Consolidated Current Assets plus (B) 3% of Consolidated Net Worth.

(d) Consolidations, Mergers and Sale of Assets.

    (i) The Guarantor will not directly or indirectly sell, lease, transfer or otherwise dispose of all or substantially all of its assets, or merge or consolidate with any other Person, or acquire any other Person through purchase of assets or capital stock, unless either (y) the Guarantor shall be the continuing or surviving corporation or (z) the successor or acquiring corporation (if other than the Guarantor) shall be a corporation organized under the laws of one of the States of the United States of America and shall assume, by a writing satisfactory in form and substance to the Instructing Group, all of the obligations of the Guarantor under this Agreement, including all covenants herein and therein contained, in which case such successor or acquiring corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a party hereto.

    (ii) No disposition of assets, merger, consolidation or acquisition referred to in sub-paragraph (i) shall be permitted if, immediately after giving effect thereto, the Guarantor would be in default under any of the terms or provisions of this Agreement.

(e) Compliance with Laws. The Guarantor will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (x) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (y) no officer of the Guarantor is aware that the Guarantor or the relevant Subsidiary has failed to comply therewith or (z) the Guarantor has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations of the Guarantor and its Consolidated Subsidiaries, taken as a whole.

(3) Duration of covenants. The obligations of the Borrower and the Guarantor under this SECTION 18 and SECTION 17 will cease to have effect when the Facility has ceased to be available and there are no amounts outstanding under the Facility.

SECTION 19 EARLY TERMINATION

(1) Termination Events. Each of the following is a Termination Event:

(a) Non-payment. The Borrower fails to pay when due any principal, or fails to pay within five days of the due date thereof, any other sum payable under this Agreement.

(b) Certain Covenants. The Borrower fails to observe or perform any covenant contained in SECTION 18(1)(a) to (c) or the Guarantor fails to observe or perform any covenant contained in SECTION 18(2)(a) to (d).

(c) Other Covenants. Any of the Obligors fails to observe or perform any other covenant or agreement contained in this Agreement for 30 days after written notice thereof has been given to the Borrower and the Guarantor by the Agent;

(d) Incorrect Statements. Any statement made by any of the Obligors in SECTION 16 or in any document delivered pursuant to this Agreement is incorrect in any material respect when made or deemed to have been repeated; provided that, if any statement deemed to have been made by the Obligor pursuant to
    SECTION 16(3) shall have been incorrect solely by reason of the existence of a Termination Event or Potential Termination Event of which the Obligor was not aware when such statement was deemed to have been made and which was cured before or promptly after the Obligor became aware thereof, then such statement shall be deemed not to have been incorrect in any material respect.

(e) Cross Default. The Guarantor or any Subsidiary fails to make one or more payments in respect of Material Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding US $ 50,000,000) when due or within any applicable grace period, and such failure has not been waived.

(f) Default on Other Obligations. The Guarantor or any Consolidated Subsidiary fails to observe or perform any term, covenant or agreement contained in any instrument or agreement (other than this Agreement) by which it is bound relating to Material Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding US $ 50,000,000), or any other event or condition referred to therein shall occur, and the effect of all such failures, events and conditions (each a "default") is to cause the maturity of Material Debt to be accelerated or to permit (any applicable period of grace having expired) the holder or holders of Material Debt (or any Person acting on their behalf) to accelerate the maturity thereof.

(g) Voluntary Insolvency. The Borrower, the Guarantor or any Significant Subsidiary commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property under any such law, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it under any such law, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or a resolution shall be adopted by either the shareholders or the board of directors of such corporation to authorize any of the foregoing.

(h) Involuntary Insolvency. An involuntary case or other proceeding is commenced against the Borrower, the Guarantor or any Significant Subsidiary in any court of competent jurisdiction seeking in each case liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property under any such law, and in each case such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Guarantor or any Significant Subsidiary as debtors under the federal bankruptcy laws of the United States as now or hereafter in effect.

(i) ERISA. Any member of the ERISA Group fails to pay when due an amount or amounts aggregating in excess of US $ 1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of US $ 50,000,000 (collectively, a "Material Plan") is filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC institutes proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition exists by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there occurs a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of US $ 50,000,000; provided that no Termination Event shall exist under this sub-clause (i) with respect to any Prior Plan unless it is reasonably likely that one or more members of the ERISA Group is liable with respect to the relevant Unfunded Liabilities or current payment obligation, as the case may be.

(j) Judgement Unsatisfied. A judgement or order for the payment of money in excess of US $ 10,000,000 shall be rendered against any of the Obligors or any of their respective Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of 45 days.

(k) Change of Ownership of Guarantor. Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
    Act) of 30 % or more of the outstanding shares of common stock of the Guarantor; or Continuing Directors shall cease to constitute a majority of the board of directors of the Guarantor.

(l) Change of Ownership of Borrower. The Guarantor ceases to hold, directly or indirectly, the entire voting share capital of the Borrower.

(m) Unlawfulness or Repudiation. It is unlawful for any of the Obligors to comply with, or any of the Obligors repudiates, any of its material obligations under this Agreement.

(n) Change of Business. The Guarantor ceases, or threatens to cease, to conduct, as a major portion of its business, the sale of building products.

(o) Material Adverse Change. There is a change in the financial condition or business of the Guarantor and its Subsidiaries, considered as a whole, which will in any material respect affect the ability of the Guarantor to perform its material obligations under this Agreement.

(2) Consequences of a Termination Event. If a Termination Event occurs the Agent may by notice to the Borrower:

(a) cancel the undrawn Facility; or

(b) demand immediate repayment of the Loan, or both. The Agent agrees to deliver a notice under this SECTION 19(2) if an Instructing Group instructs the Agent to do so. In the case of cancellation the Lenders will be under no further obligation to make an Advance. In the case of a demand for repayment the Borrower agrees to pay the Lenders in accordance with the notice.

(3) Indemnity. If there is a Termination Event the Borrower agrees to reimburse the Agent and each Lender for the losses and expenses the Agent or that Lender incurs, or will incur, as a result.

SECTION 20 THE AGENT AND THE ARRANGER

(1) Appointment. The Agent is appointed as an agent by each Lender. The Agent is not acting as agent of the Borrower or the Guarantor under this Agreement.

(2) Authority. The Agent is authorised to exercise the rights, powers, discretions and duties which are specified by this Agreement. The Agent may also act in a manner reasonably incidental to these matters. The Agent shall be freed from the restrictions of SECTION 181 of the Civil Code (Burgerliches Gesetzbuch).

(3) Duties. In addition to the obligations of the Agent set out elsewhere in this Agreement the Agent agrees as follows:

(a) Notices. The Agent will notify each Lender of the contents of each notice received from the Borrower or the Guarantor under the terms of this Agreement. If the notice only affects particular Lenders, the Agent may elect to notify only those Lenders.

(b) Other Documents. When the Borrower or the Guarantor delivers to the Agent any other document required to be delivered under this Agreement the Agent will provide a copy to each Lender.

(c) Termination Events. The Agent will notify each Lender of any Termination Event or Potential Termination Event. This obligation will not arise, however, until there is a default of which the Agent has actual knowledge or until the Agent receives express notice with reasonable supporting evidence of the Termination Event or Potential Termination Event. Until this time the Agent is entitled to assume that there is no Termination Event or Potential Termination Event. The Agent is not required to make inquiries. Information referred to in SECTION 20(11) does not have to be disclosed under this paragraph.

(d) Other Information. The Agent will request the Borrower or the Guarantor, as the case may be, to deliver to the Agent any information reasonably requested by a Lender.

(4) Powers. In addition to the powers of the Agent set out elsewhere in this Agreement the Agent has the following powers:

(a) Professional Advisers. The Agent may instruct professional advisers to provide advice in connection with the Facility.

(b) Authority from Instructing Group. The Agent may take any action which is not inconsistent with this Agreement and which is authorised by an Instructing Group.

(c) Views of Instructing Group. In exercising any of its rights, powers or discretions the Agent may have regard to the views of an Instructing Group. If it exercises those rights, powers or discretions in accordance with those views the Agent will incur no liability.

(d) Proceedings. The Agent may institute legal proceedings against the Obligors or any of them in the name of the Lenders if these proceedings are authorised by an Instructing Group. No proceedings may be commenced in the name of a Lender without such Lender's prior written consent.

(e) Compliance with Law. The Agent may take any action necessary for it to comply with applicable laws.

The Agent is not required to exercise any of these powers and will incur no liability if it fails to do so. In the context of legal proceedings the Agent may decline to take any step until it has received indemnities or security satisfactory to it.

(5) Reliance. The Agent is entitled to rely upon each of the following:

(a) Advice received from professional advisers.

(b) A certificate of fact received from the Borrower or the Guarantor and signed by an Authorised Person.

(c) Any communication or document believed by the Agent to be genuine.

The Agent will not be liable for any of the consequences of relying on these items.

(6) Extent of Agent's Duties.

(a) No Other Duties. The Agent has no obligations or duties other than those expressly set out in this Agreement.

(b) Illegality and Liability. The Agent is not obliged to do anything which is illegal or which may expose it to liability to any person.

(c) Not a Fiduciary. The Agent is not acting as a fiduciary for any purpose in connection with this Agreement.

(7) Responsibility of the Lenders. Each Lender is responsible for its own decision to become involved in the Facility and its decision to take or not take action under the Facility. It shall make its own credit appraisal of the Obligors and the terms of the Facility. Neither the Agent nor the Arranger makes any representation that any information provided to a Lender before or after the date of this Agreement is true. Accordingly each Lender should take whatever action it believes is necessary to verify that information. In addition neither the Agent nor the Arranger is responsible for the legality, validity or adequacy of this Agreement. Each Lender will satisfy itself on these issues.

(8) Limitation of Liability.

(a) Agent. The Agent will not be liable for any action or non-action under or in connection with the Facility unless caused by its gross negligence or willful misconduct.

(b) Directors, Employees and Agents. No director, employee or agent of the Agent will be liable to a Lender, the Borrower or the Guarantor in relation to the Facility. Each Lender, the Borrower and the Guarantor agree not to seek to impose this liability upon them.

(9) Business of the Agent. Despite its role as agent of the Lenders the Agent may:

(a) participate as a Lender in the Facility,

(b) carry on all types of business with the Borrower and the Guarantor, and

(c) act as agent for other groups of lenders to the Borrower, the Guarantor or other borrowers.

(10)Indemnity. Each Lender agrees to reimburse the Agent for all losses and expenses reasonably incurred by the Agent as a result of its appointment as Agent or arising from its activities as Agent. These losses and expenses will take into account amounts reimbursed to the Agent by any Obligor. The liability of each Lender under this SECTION 20(10) will be limited to the share of the total losses and expenses which corresponds to that Lender's share of the Total Commitments or, if an Advance has been made, the Loan. If the losses or expenses are at tributable to an activity of the Agent which relates to only some of the Lenders, the Agent may instead notify the Lenders of a different sharing arrangement. In this case the limit of liability of a Lender under this sub-clause will be determined by the Agent. The Lenders are not liable for losses and expenses arising from the gross negligence or willful misconduct of the Agent.

(11) Information. The Agent is not required to disclose to the Lenders any information which is not received by it in its capacity as Agent.

(12) Resignation. The Agent may resign by giving notice to the Borrower, the Guarantor and the Lenders. The Agent may be removed by notice given by the Instructing Group to the Agent, the Guarantor and the Lenders. In either event the following shall apply:

(a) Appointment by Instructing Group. An Instructing Group may appoint a new Agent.

(b) Appointment by the Resigning Agent. If an Instructing Group has not appointed a new Agent within 30 days after the resigning Agent's notice, the resigning Agent may appoint a new Agent.

(c) Mode of Appointment. A new Agent will be appointed in consultation with the Borrower, by notice to the Borrower, the Guarantor and the Lenders. A new Agent cannot be appointed without its consent.

(d) Timing of Appointment. If the Agent has resigned, the new Agent will become Agent at a time agreed between the new Agent and the resigning Agent. If no time is agreed, the new Agent will become Agent ten Business Days after the notice referred to in paragraph (c). Any removal or resignation of the Agent will not be effective until a new Agent has been appointed and accepted its appointment.

(e) Effect of Appointment. Upon a new Agent becoming Agent the resigning or removed Agent will cease to be Agent. Accordingly it will be discharged from its obligations and duties as Agent. It will, however, continue to be able to rely on the terms of this SECTION 20 in respect of all matters relating to the period of its appointment. The new Agent will assume the role of Agent. It will have all the rights, powers, discretions and duties of the Agent provided for in this Agreement.

(f) Transition. The resigning or removed Agent and the new Agent agree to co-operate to ensure an orderly transition. The resigning or removed Agent agrees to deliver or make available to the new Agent all records, files and information held by it as Agent. This obligation will not require the resigning or removed Agent to disclose any confidential information.

(13) Arranger. The Arranger has no continuing role in connection with the Facility and is not liable in respect of any matter concerning the Facility.

SECTION 21 EVIDENCE AND CERTIFICATES

(1) Evidence of Debt. The Agent will maintain in its books an account showing all liabilities accrued and payments made in relation to the Facility. Details of amounts outstanding recorded in this account will be prima facie evidence of the Borrower's or Guarantor's obligations.

(2) Certificates. Each certificate delivered under this Agreement must contain reasonable detail of the matters being certified. A certificate delivered by the Agent or a Lender will be conclusive unless there is an obvious error.

SECTION 22 NOTICES

(1) Nature of Notices. No notice given by any of the Obligors under this Agreement may be withdrawn or revoked. Each notice delivered by any of the Obligors must be unconditional. It must also be signed by an Authorised Person.

(2) Delivery of Notices. A notice under this Agreement will only be effective if it is in writing and is received. Notices may be given by post, telex, fax or (in the case of notices among the Lenders and the Agent) SWIFT. If a notice under SECTION 6(1) is given by fax, a hard copy must also be delivered.

(3) Notices through the Agent. Each notice from any of the Obligors or a Lender will be delivered to the Agent. The Agent agrees to pass on the details of notices received by it to the appropriate recipient as soon as practicable.

(4) Language.

(a) All notices given under this Agreement must be in English.

(b) All other documents delivered under this Agreement may be in English or German and must be delivered in sufficient copies for the Agent and all Lenders.

(5) Address Details. Notices will be delivered to the address of the intended recipient as set out in Schedule 1. The Borrower, the Guarantor or a Lender may change its address details by not less than 5 Business Days' notice to the Agent. The Agent may change its address details by 5 Business Days' notice to the Borrower, the Guarantor and the Lenders.

SECTION 23 TRANSFERS AND SUBSTITUTION

(1) Transfers by the Obligors. No Obligor may transfer or otherwise dispose of any of its rights or obligations under this Agreement.

(2) Substitution of Lender. If a Lender fails to perform its obligations, or the obligations of a Lender have been suspended or any Lender has demanded compensation under SECTION 12, the Borrower shall have the right, with the consent of the Agent (such consent not to be unreasonably withheld) to substitute such Lender by another bank or financial institution which assumes such Lender's Commitment or, as the case may be, participations in the Advances.

(3) Transfers by Lenders.

(a) General Right. A Lender (the "Existing Lender") may at any time transfer any of its rights and/or obligations under this Agreement to:

    (i)   any other Lender,

    (ii) any affiliate of any Lender being a bank or other financial institution or,

    (iii) with the prior consent of the Borrower (such consent not to be unreasonably withheld) to another bank or other financial institution, or

    (iv)  to any other party following the occurrence of a Termination Event.

    (in each case the "New Lender").

    If an Existing Lender transfers any of its rights and/or obligations under this Agreement and at the time of such transfer there arises an obligation on the part of the Borrower under SECTION 12(2)(b) or SECTION 12(4)(b) to pay immediately or in respect of any future payment to the New Lender any amount in excess of the amount it would have been obliged to pay to the Existing Lender, the Borrower shall not be obliged to pay the amount of such excess.

(b) Effectiveness. Any transfer to a New Lender other than a Lender will be effective only if either:

    (i)   the obligations are transferred in accordance with SECTION 23(4); or

    (ii) the New Lender in form and substance satisfactory to the Agent confirms to the Agent, the Borrower and the Guarantor that it undertakes to be bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender shall be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(c) Minimum Amount. Partial transfers may only be made for a minimum amount of DM 5,000,000.

(d) Sub-participation. Nothing in this Agreement restricts the ability of a Lender to sub-participate its rights and obligations under this Agreement to another person if that Lender remains liable under this Agreement for its obligations.


(e) Agent's Fee. On each occasion an Existing Lender transfers any of its rights and/or obligations under this Agreement, the New Lender shall, on the date the transfer takes effect, pay to the Agent for its own account a fee of DM 2,000.

(f) Disclosure. A Lender may disclose to a proposed transferee or sub-participant details of this Agreement and any information received by the Lender under or in connection with this Agreement.

(4) Substitution.

(a) Procedure. A substitution of a Lender is effected if:

    (i) the Existing Lender and the New Lender deliver to the Agent a duly completed certificate, substantially in the form of Schedule 3 (a "Substitution Certificate"); and

    (ii)  the Agent executes it.

(b) Authority of Agent. Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Agent to execute any duly completed Substitution Certificate on its behalf.

(c) Effects of Substitution. To the extent that they are expressed to be the subject of the substitution in the Substitution Certificate:

    (i) the Existing Lender and the other Parties (the "existing Parties") will be released from their obligations to each other (the "discharged obligations");

    (ii) the New Lender and the existing Parties will assume obligations towards each other which differ from the discharged obligations insofar as they are owed to or assumed by the New Lender instead of the Existing Lender;

    (iii) the rights of the Existing Lender against the existing Parties and vice versa (the "discharged rights") will be cancelled; and

    (iv) the New Lender and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Lender instead of the Existing Lender, all on the date of signing of the Substitution Certificate by the Agent or, if later, the date specified in the Substitution Certificate.

SECTION 24 WAIVERS AND AMENDMENTS

(1) Authority of the Agent. If authorised by an Instructing Group the Agent may grant waivers and agree amendments with the Obligors. These waivers and amendments will be made on behalf of and be binding on all the Lenders, including those which were not part of the Instructing Group. The Agent is not authorized to grant any waiver or agree any amendment affecting any of the following:

(a) The amount or method of calculation of interest;

(b) An alteration of the date for the payment of any sum;

(c) The definitions of "Commitment Expiry Date" or "Instructing Group";

(d) SECTIONS 3(1), 6(5)(c) and (d), 11, 13(9) and (10), 15, 20(4)(c), 20(10) and
    this SECTION 24(1);

(e) The obligations of the Lenders;

(f) Any requirement (including the one in this sub-clause) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

Waivers or amendments affecting these matters require the consent of all Lenders.

(2) Expenses. The Borrower agrees to reimburse the Agent and each Lender for the expenses they incur as a result of any proposal made by the Borrower to waive or amend a term of this Agreement.

SECTION 25 MISCELLANEOUS

(1) Exercise of Rights. If the Agent or a Lender does not exercise a right or power when it is able to do so this will not prevent it exercising that right or power. When it does exercise a right or power it may do so again in the same or a different manner. The Agent's and the Lenders' rights and remedies under this Agreement are in addition to any other rights and remedies they may have. Those other rights and remedies are not affected by this Agreement.

(2) Counterparts. There may be several signed copies of this Agreement. There is intended to be a single Agreement and each signed copy is a counterpart of that Agreement.

(3) Entire Agreement. This Agreement constitutes the whole and only agreement between the parties relating to the Facility.

(4) SECTION 8a KStG Confirmation. Each Lender undertakes to the Borrower to confirm in writing substantially in the form as attached in Schedule 5 within the first quarter of a calendar year (commencing in 1999) that any interest paid to such Lender under this Agreement is subject to taxation in Germany (after deduction of related expenses) and that (according to the relevant Lender's credit files pertaining to the Facility) the respective Lender has not made any payment (directly or indirectly) to any entity belonging to the Masco Group (as notified by the Guarantor to the Agent) that would be treated as a payment related to the Facility.

(5) Introduction of EURO.

(a) As from the beginning of the third stage of the European Monetary Union, except as provided in the following sentences, all payments by an Obligor expressed to be made in a sub-denomination of EURO in respect of the Loan or, as the case may be, the Guarantee will be made in EUROs. If upon the introduction of the EURO an Obligor has the option whether to make payments in respect of the Loan or, as the case may be, the Guarantee in EUROs or in a sub-denomination of the EURO, the Obligor will make payments in the relevant sub- denomination of the EURO until it has notified the Agent that thereafter payments will be made in EURO.

(b) The parties agree to make such operational and administrative changes as are necessary and appropriate in the circumstances of the above, having regard to market practice existing at the time of the introduction of the EURO as the lawful currency in the states participating in the third stage of the European Monetary Union, provided that the parties hereby agree on the EURIBOR (Euro Interbank Offered Rate) as the new reference interest rate for EURO or any of its subdenominations.

(c) The introduction of the EURO as currency and any amendments of this Agreement resulting therefrom will not entitle any party to this Agreement to any legal remedy, including, without limitation, any right of rescission or claim for damages.

SECTION 26 LAW AND JURISDICTION

(1) Law. This Agreement is governed by the law of the Federal Republic of Germany.

(2) Submission. The courts of Frankfurt am Main shall have non-exclusive jurisdiction for any proceedings arising under or in connection with this Agreement. This submission to the jurisdiction of the courts in Frankfurt am Main shall not limit the right of any Syndicate Party to take proceedings against any of the Obligors in any other court of competent jurisdiction.

(3) Service of Process. Without prejudice to any other mode of service Masco Corporation irrevocably appoints Masco GmbH, Hinterm Haag 10, 69207 Sandhausen as its agent for service of process relating to any proceedings before the German courts arising under or in connection with this Agreement.

SECTION 27 CONFIDENTIALITY

Each Lender agrees that all documentation and other information made available by any of the Obligors to such Lender, whether under the terms of this Agreement or any other loan agreement, shall (except to the extent required by legal or governmental process or otherwise by law, or if such documentation and other information is publicly available or thereafter becomes publicly available other than by action of any Lender, or was theretofore known to such Lender independent of any disclosure thereto by the Obligors) be held in the strictest confidence by such Lender and used solely in connection with the administration of loans from time to time outstanding from such Lender to any of the Obligors; provided that (i) such Lender may disclose such documentation and other information to any of its affiliates or any other bank, in each case, to which such Lender sells or proposes to sell its Commitment or participation in the Advances, or such Lender's advisers, if such affiliate or other bank or advisers, prior to such disclosure, agrees for the benefit of the Obligors to comply with the provisions of this SECTION 27, (ii) such Lender may disclose the provisions of this Agreement and the amounts, maturities and interest rates of the Advances to any purchaser or potential purchaser of such Lender's Commitment or participation in any Advances and (iii) such Lender may disclose such documentation and other information to the extent required, in such Lender's good faith judgement, to enforce its rights under this Agreement.


Frankfurt am Main, ___________________


MASCO GMBH

By:
    ____________________________________


MASCO CORPORATION


By:
    ____________________________________



COMMERZBANK AKTIENGESELLSCHAFT
(in its capacity as Arranger)


By:
    ____________________________________



COMMERZBANK INTERNATIONAL S.A.
(in its capacity as Agent)


By:
    ____________________________________

COMMERZBANK AKTIENGESELLSCHAFT
   Filiale Heidelberg



By:
    ____________________________________


BARCLAYS BANK PLC

DEUTSCHE BANK AG
   Filiale Heidelberg

DRESDNER BANK AKTIENGESELLSCHAFT
   Filiale Heidelberg

LANDESGIROKASSE
   OFFENTLICHE BANK UND LANDESSPARKASSE

BANCA COMMERCIALE ITALIANA SPA
   Frankfurt am Main Branch

BANCA MONTE DEI PASCHI DI SIENA
   Frankfurt am Main Branch

BANK BRUSSEL LAMBERT AG
   Niederlassung Koln

THE BANK OF NEW YORK

THE FIRST NATIONAL BANK OF CHICAGO
   Frankfurt/Main Branch

KBC BANK N.V.
   Zweigniederlassung Frankfurt



By:
    ____________________________________

         (by power of attorney)

Without prejudice to the foregoing execution of the Agreement by the parties hereto, COMMERZBANK INTERNATIONAL S.A. hereby expressly and specifically confirms its agreement with the provisions of SECTION 26(2) hereof for the purposes of Article 1 of the Protocol annexed to the Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters signed at Brussels on September 27, 1968.

                         COMMERZBANK INTERNATIONAL S.A.



                         By:
                            ___________________________

                                      ANNEX

                                 INTERPRETATION

                  DEFINITIONS, REFERENCES AND CONSTRUCTION


1.  DEFINITIONS

In this Agreement:

"ACQUIRED DEBT" means with respect to any person which becomes a Subsidiary after the date of this Agreement. Debt of such person which was outstanding before such person became a Subsidiary and which was not created in contemplation of such person becoming a Subsidiary, provided that such Debt shall no longer constitute "ACQUIRED DEBT" at any time that is more than six months after such person becomes a Subsidiary

"ADVANCE" means an advance made, or to be made, under SECTION 6.

"ADVANCE DATE" means the date, or proposed date, of an Advance.

"AFFILIATE" means at any date a person (other than a Consolidated Subsidiary) whose earnings or losses (or the appropriate proportionate share thereof) would be included in determining the Consolidated Net Income of the Guarantor and its Consolidated Subsidiaries for a period ending on such date under the equity method of accounting for investments in common stock (and certain other investments).

"AGENT" means Commerzbank International S.A. in its capacity as agent for the Lenders, acting through its office at Luxembourg or any other office which it may notify to the Borrower, the Guarantor and the Lenders. If there is a change of agent in accordance with SECTION 20(12), "Agent" will instead mean the new agent appointed under SECTION 20(12).

"AUTHORISED PERSON" means a person authorised to sign notices on behalf of the Borrower or the Guarantor under this Agreement. In the case of the Borrower, the authorisation is evidenced by a list of "Authorised Persons" duly signed on behalf of the Borrower by one or more Geschaftsfuhrer (as appropriate), which list has been delivered to the Agent. In the case of the Guarantor, the authorisation is constituted by a resolution of the directors of the Guarantor, a certified copy of which has been delivered to the Agent. A person will cease to be an "Authorised Person" upon notice by the Borrower or the Guarantor, as the case may be, to the Agent.

"AVAILABLE COMMITMENT" means the amount of a Lender's Commitment which is available to be drawn by the Borrower. On any day it is the Lender's

Commitment on that day less that Lender's participation in all outstanding Advances. Participations in Advances in an Optional Currency will be determined at their Original DM Amount.

"AVAILABLE FACILITY" means the aggregate amount which is available to the Borrower under the Facility. On any day it is the Total Commitments on that day less the Loan.

"BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

"BUSINESS DAY" means a day on which banks

(a) with respect to the determination of an interest rate, are open for general business in Luxembourg and London (or, with respect to Eurosterling, Paris);

(b) with respect to payments, are open for interbank payments in Luxembourg and in the principal financial center of the relevant currency (which in the case of payments in euro is Frankfurt),

(c) with respect to the determination of an Exchange Rate, are open for general business in Luxembourg and London;

(d) in all other cases are open for general business in Luxembourg.


"COMMITMENT" means the amount of principal which a Lender has committed to the Facility. Each Lender's initial "Commitment" is set out next to its name in
Schedule 1. This may be reduced or cancelled in accordance with this Agreement.

"COMMITMENT EXPIRY DATE" means the date which falls one month prior to the Final Maturity Date.

"CONSOLIDATED ADJUSTED NET WORTH" means at any date (i) Consolidated Net Worth at such date less (ii) the amount (if any) by which the aggregate amount of all equity and other investments in Affiliates of the Guarantor reflected in such Consolidated Net Worth exceeds US $ 350,000,000.

"CONSOLIDATED CURRENT ASSETS" means at any date the consolidated current assets of the Guarantor and its Consolidated Subsidiaries determined as of such date.

"CONSOLIDATED DEBT" means at any date the Debt of the Guarantor and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

"CONSOLIDATED NET INCOME" means, for any period, the consolidated net in come of the Guarantor and its Consolidated Subsidiaries for such period (considered as a single accounting period), but excluding the net income or deficit of any person (other than the equity in earnings or losses of an Affiliate previously included in such consolidated net income determined under the equity method of accounting for investments) prior to the effective date on which it becomes a Consolidated Subsidiary or is merged into or consolidated with the Guarantor or a Consolidated Subsidiary.

"CONSOLIDATED NET WORTH" means at any date the consolidated shareholders' equity of the Guarantor and its Consolidated Subsidiaries determined as of such date.

"CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary the accounts of which would be consolidated with those of the Guarantor in its consolidated financial statements as of such date.

"CONSOLIDATED TOTAL LIABILITIES" means at any date the aggregate of all liabilities or other items which would appear on the liability side of a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of such date, except the amount so appearing which constitutes Consolidated Net Worth.

"CONTINUING DIRECTOR" means any member of the Guarantor's board of directors who either (i) is a member of such board as of 1st September 1998 or (ii) is thereafter elected to such board, or nominated for election by stockholders, by a vote of at least two-thirds of the directors who are Continuing Directors at the time of such vote; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

"DEBT" of any person means at any date, without duplication, (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by debentures, notes or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property, except trade accounts payable, (iv) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such person, whether or not such Debt is assumed by such Person, and (iv) all Debt of others for which such person is contingently liable. In calculating the amount of any Debt at any date for purposes of this Agreement, accrued interest shall be excluded to the extent that it would be properly classified as a current liability for interest under the heading "Accrued liabilities" (and not under the heading "Notes payable") in a balance sheet prepared as of such date in accordance with the accounting principles and practices used in preparing the balance sheet referred to in
SECTION 16(2)(d)(i) and the related footnotes thereto.

"DOMESTIC BUSINESS DAY" means each day other than a Saturday, Sunday or public holiday in New York City.

"ENVIRONMENTAL LAWS" means any and all United States federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgements, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

"EQUIVALENT AMOUNT" means the amount in an Optional Currency equivalent to the specified amount in DM. The Equivalent Amount will be calculated using the Exchange Rate applicable to the date on which the amount in the Optional Currency is to be or was advanced.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA GROUP" means the Guarantor, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Guarantor or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

"EXCHANGE RATE" means a rate of exchange for converting an amount in DM into an amount in an Optional Currency or vice versa. The Exchange Rate applicable to any date will be the mean of the Agent's spot buying and selling rates for the exchange of these currencies at or around 11.00 a.m. on the third Business Day before that date.

"FACILITY" means the loan facility provided by this Agreement.

"FINAL MATURITY DATE" means the date which falls on the fifth anniversary of the date of this Agreement. If the Final Maturity Date is not a Business Day, the Final Maturity Date will instead be the next Business Day.

"FISCAL QUARTER" means a fiscal quarter of the Guarantor.

"GBP" means Eurosterling.

"GUARANTEE" means the guarantee contained in SECTION 11.

"GUARANTOR'S 1997 FORM 10-K" means the Guarantor's annual report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

"GUARANTOR'S EQUITY SECURITIES" means shares of any class of the Guarantor's capital stock or options, warrants or other rights to acquire such shares.

"HIGH QUALITY INVESTMENT" means any investment in (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, (ii) commercial paper rated at least A-1 by S&P and at least P-1 by Moody's or (iii) time deposits with, including certificates of deposit issued by, any bank which was a party to US $ 750,000,000 Amended and Restated Credit Agreement dated as of November 14, 1996 among the Guarantor, the banks party thereto and the Agent named therein on its effective date or any office located in the United States of America of any bank or trust company which is organized under the laws of the United States of America or any State thereof and has capital, surplus and undivided profits aggregating at least US $ 500,000,000; provided in each case that such investment matures within six months from the date of acquisition thereof by the Guarantor or a Subsidiary.

"INSTRUCTING GROUP" means Lenders whose Commitments exceed 50% in aggregate, or, if an Advance has been made, Lenders whose participations in the Loan exceed 50% in aggregate.

"INTERNAL REVENUE CODE" means the United States Internal Revenue Code of 1986, as amended, or any successor statute.

"LENDER" means a lender listed in Schedule 1 acting through the office appearing under its name or any other office which it may notify to the Agent. A lender which acquires an interest in this Facility by way of transfer or substitution under SECTION 23 will become a "Lender" and will act through its office notified to the Agent. The expression also includes universal successors to Lenders.

"LIBOR", in relation to any Term or other period in respect of which an interest rate is to be determined pursuant to this Agreement, means:

(a) the interest rate per annum appearing on the Telerate Screen page 3740 or 3750 (or any successor page displaying this information) for the currency of the Advance (as determined by the Agent) (the "Telerate

    Screen") at or about 11:00 a.m. London time on the applicable Rate Fixing Day, as being the interest rate offered in the London Interbank Market for deposits in the currency of the relevant Advance for delivery on the first day of the Term of the Advance and for a period equal to such Term or any other period selected by the Agent in accordance with this Agreement; and

(b) if such interest rate per annum does not appear on the Telerate Screen or the Agent determines that no rate for a period of the duration of the relevant Term (or other period selected by the Agent pursuant to the provisions of this Agreement) appears on the Telerate Screen, the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the respective rates of interest per annum, as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the London Interbank Market at or about 11:00 a.m. London time on the applicable Rate Fixing Date for the offering of deposits in the relevant currency during such Term in an amount comparable to the amount of the Advance to which such Term relates; provided that:

    (i) if any Reference Bank does not supply such quotation by 12 noon on the applicable Rate Fixing Day, the relevant arithmetic mean shall be determined on the basis of the quotations supplied by the remaining Reference Banks; and

    (ii) if fewer than two Reference Banks supply a quotation, SECTION 12(3). shall apply.

"LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset; provided that a subordination agreement shall not be deemed to create a Lien. For the purposes of this Agreement, the Guarantor or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other similar title retention agreement relating to such asset.

"LOAN" means the principal amount borrowed and not repaid under the Facility.

"MARGIN", in relation to any Term or other period in respect of which an interest rate or commitment fee is to be determined pursuant to this Agreement, means the rate determined by the Agent by reference to the credit rating assigned from time to time by Moody's Investor Service, Inc. ("Moody's") or Standard & Poors ("S&P") to the long-term debt of the Guarantor and shall be:

(a) 0.300 per cent. per annum if such rating is A2 (Moody's) or A (S&P) or better;
(b) 0.325 per cent. per annum if such rating is A3 (Moody's) or A- (S&P);

(c) 0.350 per cent. per annum if such rating is Baa1, Baa2 or Baa3 (Moody's) or BBB+, BBB or BBB- (S&P); or
(d) 0.600 per cent. per annum if such rating is Ba1 (Moody's) or BB+ (S&P) or worse.

provided that a change in rating shall not affect the Margin applicable to a running Term.

In case the assigned credit ratings are not of an equal level, the better of the two ratings shall be decisive, provided that if one of the ratings is worse than Baa3 (Moody's) or BBB- (S&P) the worse of the two ratings shall be decisive.

"MASCO GROUP" means the Guarantor and its Subsidiaries.

"MATERIAL DEBT" means Debt of the Guarantor and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding US $ 25,000,000.

"MATERIAL PLAN" has the meaning set forth in SECTION 19(1)(i).

"MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

"OBLIGOR" at any time means the Borrower or the Guarantor.

"OPTIONAL CURRENCY" means a currency:

    (a) which is freely transferable,

    (b) which is freely convertible into DM, and

    (c) deposits of which are readily available and freely dealt on the London Interbank Market or, in the case of GBP, the Paris Interbank Market.

"ORIGINAL DM AMOUNT" means the DM equivalent of an amount in an Optional Currency calculated using the Exchange Rate applicable to the date on which the amount in the Optional Currency is to be or was advanced.

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"PIBOR" means the arithmetic mean (rounded upwards, if necessary, to four decimal places) of the respective rates of interest per annum as supplied to the Agent at its request, quoted by the Reference Banks to leading banks in the Paris Interbank Market at or about 11.00 a.m. Paris time on the Rate Fixing Day for the offering of GBP deposits for a period comparable to the Term of the relevant Advance, provided that:

    (i) if any Reference Bank does not supply such quotation by 12 noon on the applicable Rate Fixing Day, the relevant arithmetic mean shall be determined on the basis of the quotations supplied by the remaining Reference Banks; and

    (ii) if fewer than two Reference Banks supply a quotation, SECTION 12(3). shall apply.

"PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

"POTENTIAL TERMINATION EVENT" means any event or circumstance which, with the giving of notice and/or the lapse of time and/or the fulfillment of any other condition, is likely to constitute a Termination Event.

"PRIOR PLAN" means at any time (i) any Plan which at such time is no longer maintained or contributed to by any member of the ERISA Group or (ii) any Multiemployer Plan to which no member of the ERISA Group is at such time any longer making contributions or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions.

"RATE FIXING DAY" means, in relation to any Term or other period for which an interest rate is to be determined pursuant to this Agreement, the second Business Day before the commencement of the Term or such other period.

"REFERENCE BANKS" means, initially, the principal London (for the determination of LIBOR) or Paris (for the determination of PIBOR) offices of Commerzbank Aktiengesellschaft, Deutsche Bank AG and Barclays Bank PLC. The Agent, following consultation with the Borrower and the Lenders, may replace a "Reference Bank" with another Lender or an affiliate of a Lender. This replacement will take effect when notice is delivered to the Borrower and the Lenders.

"SECURITY" means security of any type created or existing over an asset. "Security" includes also any arrangement providing a creditor with a prior right to an asset, or its proceeds of sale, over other creditors in an insolvency or liquidation.

"SIGNIFICANT SUBSIDIARIES" means any one or more Subsidiaries which, if considered in the aggregate as a single Subsidiary, would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934. For purposes of this Agreement, a type of event shall not be deemed to have occurred with respect to Significant Subsidiaries unless such type of event has occurred with respect to each of the Subsidiaries required to be included to constitute "Significant Subsidiaries" as defined in the preceding sentence.

"SUBSIDIARY", in relation to the Borrower, means a company controlled or majority-owned by the Borrower within the meaning of Sections 16 and 17 of the Stock Corporation Act ("Aktiengesetz"), and, in relation to the Guarantor, means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned by the Guarantor or by the Guarantor and one or more Subsidiaries or by one or more Subsidiaries.

"SUBSTITUTION CERTIFICATE" means a document substantially in the form set out in Schedule 3.

"SYNDICATE PARTY" means the Agent, the Arranger and any Lender.

"TERM" means the period for which an Advance is to be outstanding. If the last day of this period is not a Business Day that Term will instead end on the next Business Day, unless that day is in another calendar month. Where it is in another calendar month the last day of that Term will be the previous Business Day.

"TERMINATION EVENT" has the meaning described in Section 19(1).

"TOTAL COMMITMENTS" means the aggregate of the Commitments of all the Lenders.

"UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

"UNITED STATES SUBSIDIARY" means a Subsidiary which is incorporated under the laws of the United States of America or any State thereof.


2.  CERTAIN REFERENCES

Unless otherwise indicated, a reference in this Agreement to:

"Deutsche Mark" or "DM" is to the lawful currency for the time being of Germany and, following the commencement of the third stage of the European Monetary Union in Germany, is a reference to EURO or, as the case may be, to a sub-denomination of EURO;

"EURO" is to the lawful currency of the member states of the European Monetary Union participating in the third stage of the European Monetary Union to commence on 1 January 1999;

"fees" or "expenses" includes any value added tax on those fees or expenses;

"Germany" is to the Federal Republic of Germany;

unless stated otherwise, a "time of day" is to Luxembourg time.


3.  CONSTRUCTION

In relation to the Guarantor, and unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Guarantor's independent public accountants) with the most recent audited consolidated financial statements of the Guarantor and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Guarantor notifies the Agent that the Guarantor wishes to amend any covenant in SECTION 18(2) to eliminate the effect of any change in United States generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Guarantor that an Instructing Group wishes to amend SECTION 18(2) for such purpose), then the Guarantor's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in United States generally accepted accounting principles became effective, until either such notice is with drawn or such covenant is amended in a manner satisfactory to the Guarantor and the Instructing Group.

                                   SCHEDULE 1

                             LENDERS AND COMMITMENTS
                                 ADDRESS DETAILS

           Lender                      Commitment in DM

 COMMERZBANK AKTIENGESELLSCHAFT           70,000,000
    Filiale Heidelberg
 Kurfurstenanlage 47 - 51
 69007 Heidelberg
 Telefax-No.: 06221-901846

 BARCLAYS BANK PLC                        40,000,000
 Bockenheimer Landstrabbe 38 - 40
 60323 Frankfurt am Main
 Telefax-No.: 069-71612399

 DEUTSCHE BANK AG                         40,000,000
    Filiale Heidelberg
 Unternehmungen & Immobilien
 Adenauer Platz 1
 69115 Heidelberg
 Telefax-No.: 06221-501316

 DRESDNER BANK AKTIENGESELLSCHAFT         40,000,000
    Filiale Heidelberg
 FK-Team Rhein-Neckar I
 Postfach 10 08 51
 68008 Mannheim
 Telefax-No.: 0621-179-2488

 LANDESGIROKASSE OFFENTLICHE BANK         40,000,000
    UND LANDESSPARKASSE
 Kronenstrabe 20
 70173 Stuttgart
 Telefax-No.: 0711-124-3996

 BANCA COMMERCIALE ITALIANA SPA           20,000,000
    Frankfurt am Main Branch
 Westendstrabe 58 - 62
 60325 Frankfurt am Main
 Telefax-No.: 069-7452-04/7452-34

 BANCA MONTE DEI PASCHI DI SIENA          20,000,000
    Frankfurt am Main Branch
 Neue Mainzer Strabe 26
 60311 Frankfurt am Main
 Telefax-No.: 069-235536

 BANK BRUSSEL LAMBERT AG                  20,000,000
    Niederlassung Koln
 An Lyskirchen 14, Ecke Filzengraben
 50676 Koln
 Telefax-No.: 0221-2403294

 THE BANK OF NEW YORK                     20,000,000
 Niedenau 61-63
 60325 Frankfurt am Main
 Telefax-No.: 069-721798/172198

 THE FIRST NATIONAL BANK OF CHICAGO       20,000,000
    Frankfurt/Main Branch
 Hochstrabe 35 - 37
 60313 Frankfurt am Main
 Telefax-No.: 069-299876-80/283840

 KBC BANK N.V.                            20,000,000
    Zweigniederlassung Frankfurt
 Mendelssohnstrabe 75 - 77
 60325 Frankfurt am Main
 Telefax-No.: 069-75619366

                                         -----------

 Total:                                  350,000,000
                                         ===========

 Arranger:

 Commerzbank Aktiengesellschaft
 Kaiserplatz
 60261 Frankfurt am Main
 Telephone-No.: 069-1362-4033
 Telefax-No.:   069-1362-7111


 Agent:

 Commerzbank International S.A.
 11, Rue Notre Dame
 L-2240 Luxembourg
 Telephone-No.: 00352-477 911-1
 Telefax-No.:   00352-477 911 419

 Borrower:

 Masco GmbH
 Hinterm Haag 10
 69207 Sandhausen
 Telephone-No.: 06224-93090
 Telefax-No.:   06224-52709


 Guarantor:

 Masco Corporation
 21001 Van Born Road
 Taylor, Michigan 48180
 USA
 Telephone-No.: 001313-3746258
 Telefax-No.:   001313-3746135

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT



1.  IN RESPECT OF THE BORROWER:

(a) A copy of the Articles of Association (Gesellschaftsvertrag) of the Borrower as last filed with the Commercial Register and of the related certificate of the Notary Public pursuant to SECTION 54(1) GmbHG, certified by two Authorized Persons to be correct and up-to-date.

(b) An extract from the Commercial Register dated not earlier than 1 September 1998, certified by the Commercial Register.

(c) A list of Authorized Persons complying with the definition of "Authorized Person".


2. IN RESPECT OF THE GUARANTOR:

    A copy of the charter, by-laws and authorizing resolutions of the Guarantor, certified by the corporate secretary of the Guarantor to be a true, correct and up-to-date copy.


3. LEGAL OPINIONS FROM:

(a) John R. Leekley, General Counsel of the Guarantor;

(b) Davis Polk & Wardwell, legal advisers in the United States of America to the Lenders; and

(c) Hengeler Mueller Weitzel Wirtz, legal advisers in Germany to the Lenders,


all legal opinions to be addressed to the Syndicate Parties and in the form of drafts circulated to the Lenders prior to signing.

                                   SCHEDULE 3

                        FORM OF SUBSTITUTION CERTIFICATE


To:   Commerzbank International S.A.

From: [The Existing Lender] and [The New Lender]


MASCO GMBH - DM 350,000,000 MULTICURRENCY REVOLVING CREDIT FACILITY AGREEMENT DATED 14 SEPTEMBER 1998 (THE "AGREEMENT")


We refer to SECTION 23(4) of the Agreement.

1.  We               (the "Existing Lender") and              (the "New Lender")
    agree to the New Lender substituting the Existing Lender in respect of all the Existing Lender's rights and obligations referred to in the Schedule in accordance with SECTION 23(4).

2. The specified date for the purposes of SECTION 23(4) is [date of substitution].

3. The office through which the New Lender will be acting and the address for notices of the New Lender for the purposes of SECTION 22(5) are set out in the Schedule.

4. This Substitution Certificate is governed by the laws of the Federal Republic of Germany.


The Existing Lender and the New Lender agree as follows:

1. The New Lender is responsible for its own decision to become involved in the Facility. It should make its own credit appraisal of the Borrower and the Guarantor and the terms of the Facility. The Existing Lender makes no representation that any information provided to the New Lender before or after the date of this certificate is true. Accordingly the New Lender should take whatever action it believes is necessary to verify that information. In addition the Existing Lender is not responsible for the legality, validity or adequacy of the Loan Agreement. The New Lender will satisfy itself on these issues.

2. There is no obligation on the Existing Lender to accept any transfer back of the rights and obligations referred to in this Substitution Certificate. The Existing Lender accepts no obligation to indemnify the New Lender for any losses incurred as a result of a failure by the Borrower or the Guarantor to perform their obligations or for any other losses.

This Substitution Certificate is to be governed by the law of the Federal Republic of Germany.


Existing Lender:                          New Lender:


[Name of Existing Lender]                [Name of New Lender]

By:                                      By:
    --------------------------               --------------------------


Agent (on behalf of the other Lenders, the Borrower and itself)

Commerzbank International S.A.

By:
    --------------------------


Date:


                              THE SCHEDULE


RIGHTS AND OBLIGATIONS TO BE SUBJECT TO THE SUBSTITUTION

[Insert details of the rights and obligations of the Existing Lender to be subject to the substitution].


NAME OF NEW LENDER:
                   ------------------------
Office through which the New Lender will be acting and address for notices:

Address:
                   ------------------------
Fax Number:
                   ------------------------
Telex Number:
                   ------------------------
Attention:
                   ------------------------

                                   SCHEDULE 4

                            FORM OF BORROWING NOTICE

To:      Commerzbank International S.A., in its capacity as Agent

From:        Masco GmbH

                                   MASCO GMBH
             DM 350,000,000 MULTICURRENCY REVOLVING CREDIT FACILITY

Dear Sirs,

(1) With reference to SECTION 6(1) of the Credit Agreement, dated 14 September 1998 (the "Agreement") we herewith give notice of our intention to borrow under the Facility, subject to the following conditions:

(a) Currency:                      [________]    If Optional Currency is not
                                                 available according to SECTION
                                                 7(3), Advance shall be made in
                                                 DM

                                                 [ ]         [ ]
                                                 Yes         No

(b) Amount:                        [________]

(c) Advance Date:                  [________]

(d) Term:                          [________]

(2)  We herewith confirm

(a) that the representations and warranties in SECTION 16(1) and SECTION 16(2) except the representations set forth in SECTION 16(2)(d)(iii), (e), (f) (other than clause (i) thereof), (g) and (j) of the Agreement are true on the date of delivery of this notice and on the Advance Date; and

(b) no Termination Event or Potential Termination Event exists on the date of delivery of this notice and on the Advance Date.

We request that the Advance be disbursed to our account No. [________] with [________].

(3) Terms not defined herein shall have the meaning attributed to them in the Agreement.

Yours sincerely

Masco GmbH


                         By:
                            -------------------------------

                                   SCHEDULE 5

                            FORM OF TAX CONFIRMATION


                             [Letterhead of Lender]




Masco GmbH
[address]




                                   MASCO GMBH
             DM 350,000,000 MULTICURRENCY REVOLVING CREDIT FACILITY



Dear Sirs,

With reference to SECTION 25(4) of the Facility Agreement, dated 14 September 1998, entered into in connection with the DM 350,000,000 Multicurrency Revolving Facility made available to you by a syndicate of banks including our institution, we herewith confirm the following to you with respect to the calendar year [___]:

Any interest paid to ourselves in respect of the Facility is subject to taxation in Germany (after deduction of related expenses). We have not made any payments (directly or indirectly) to any entity belonging to the Masco Group (in which respect we have relied on the Schedule of entities belonging to the Masco Group supplied by Masco Corporation to the Agent) that would according to our credit files pertaining to the Facility be treated as a payment related to the Facility.

                                 Yours sincerely